UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2007

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 22, 2007, Emergent BioSolutions Inc. (the “Company”) announced financial and operating results for the year ended December 31, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, the Company’s board of directors appointed Daniel J. Abdun-Nabi to serve as president of the Company effective as of April 1, 2007. Mr. Abdun-Nabi, age 52, has served as senior vice president corporate affairs, general counsel and secretary of the Company since December 2004. Mr. Abdun-Nabi served as vice president and general counsel of the Company from May 2004 to December 2004. Mr. Abdun-Nabi will continue to serve as secretary of the Company.

Previously, Mr. Abdun-Nabi served as general counsel for IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from September 1999 to May 2004. Prior to joining IGEN, Mr. Abdun-Nabi served as senior vice president, legal affairs, general counsel and secretary of North American Vaccine, Inc. Mr. Abdun-Nabi received an L.L.M. in taxation from Georgetown University Law Center, a J.D. from the University of San Diego School of Law and a B.A. in political science from the University of Massachusetts, Amherst.

There are no family relationships between Mr. Abdun-Nabi and any executive officer or director of the Company.

Fuad El-Hibri, who has served as chief executive officer of the Company and chairman of the board of directors since June 2004 and as president of the Company since March 2006, will continue to serve as chief executive officer of the Company and chairman of the board of directors.

On March 21, 2007, Steven N. Chatfield, Ph.D., chief scientific officer of the Company and president of Emergent Product Development UK Limited, notified the Company of his decision to resign from his positions with the Company and Emergent Product Development UK Limited effective as of August 31, 2007. In connection with Dr. Chatfield’s departure, the Company’s Compensation Committee has provided for the acceleration of vesting of the entire unvested portion of an outstanding stock option held by Dr. Chatfield as of the date that is 15 calendar days prior to Dr. Chatfield’s departure date. This stock option, which was granted on February 9, 2005 for the purchase of 57,542 shares of common stock of the Company at a price per share of $2.74, has a vesting schedule that provided for vesting in three equal annual installments on December 31, 2005, 2006 and 2007. Accordingly, the vesting of 19,180 shares of common stock, which were scheduled to vest on December 31, 2007, will be accelerated such that the stock option will become immediately exercisable in full for all unvested shares as of August 16, 2007.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

                              See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey_____________ R. Don Elsey Vice President Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 22, 2007